EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

re:      Charter Power Systems, Inc. and Subsidiaries
          Registration on Forms S-8 (Registration No. 33-31978,
          No. 33-71390, No. 33-86672 and No. 333-17979)

We are aware that our report dated May 28, 1997 on our review of interim financial information of Charter Power Systems, Inc. and Subsidiaries for the period ended April 30, 1997 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of Charter Power Systems, Inc. and Subsidiaries on Forms S-8 (Registration No. 33-31978, No. 33-71390, No. 33-86672 and No. 333-17979).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 13, 1997







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